Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Douglas Ian Shaw	4 West Second Street
	Corporate Secretary	Riverhead, NY 11901
	(631) 727-5667	(631) 727-5667 (Voice) - (631) 727-3214 (FAX)
invest@suffolkbancorp.com

SUFFOLK BANCORP ANNOUNCES EARNINGS FOR THE SECOND QUARTER OF 2006

Riverhead, New York, July 17, 2006 — Suffolk Bancorp (NASDAQ - SUBK) today released the results of its operations during the second quarter of 2006. Earnings-per-share for the quarter were $0.55, an increase of 10.0 percent from $0.50 during the comparable period of 2005. Net income for the quarter was $5,639,000, up 5.9 percent from the same quarter last year. Earnings-per-share for the year to date were $1.05, an increase of 7.1 percent from $0.98 during the comparable period of 2005. Net income for the year to date was $10,863,000, up 3.9 percent from the same period last year. A detailed financial summary follows the text of this release.

President and Chief Executive Officer, Thomas S. Kohlmann, remarked, “I find myself commenting once again on the flatness of the yield curve during the past quarter, and the challenge it presents to all banks as long-term rates remain at an unusually narrow spread to short-term rates. Despite the effect of the yield curve, we were able to post reasonably good results as of June 30th. Return on average equity was 22.93 percent, up from 21.44 during the same quarter last year. Even in the face of increases in the cost of funding, we were able to expand our net interest margin to 5.15 percent from 4.98 percent during the second quarter of 2005. This was the result of several things, including higher rates on variable rate loans, and new, profitable commercial relationships. Additionally, we continued to analyze different sources of funds by analyzing their marginal cost, at times using wholesale funds when competition for retail funds warrants. This allows us to preserve the relationships with our customers that are both the basis of our core business and the foundation of our business model, while maintaining margins in the face of a relatively flat yield curve. In combination with the ongoing, proper management of capital to match our business needs, this maximizes earnings per share.”

He continued, “Although it had no effect on earnings during the past quarter, shareholders will note that the remainder of a large loan that is in litigation and not performing, previously disclosed and fully reserved, was charged off. Recent developments led us to conclude that it is no longer a bankable asset. As noted, we continue to pursue all legal remedies. As a result of this charge, our allowance for possible loan and lease losses now stands at 1,165.13 percent of non-performing assets, or more than five times the industry average of 223.06 percent at the end of last quarter. While the size of the allowance as a percentage of total loans decreased to 0.77 percent, our method in computing the allowance remains absolutely consistent, and coverage at these levels is a reflection of the quality of our loan portfolio.”

Mr. Kohlmann concluded, “There is no secret to our success. It is just basic business, avoiding the distractions of irrational competition and easy transactions, and disciplining ourselves to stick to the fundamentals of banking every day. We feel that our approach is what permits us to generate value for our shareholders consistently.”

Suffolk Bancorp is a one-bank holding company engaged in the commercial banking business through Suffolk County National Bank, a full service commercial bank headquartered in Riverhead, New York. Organized in 1890, Suffolk County National Bank has 27 offices in Suffolk County, New York.

Safe Harbor Statement Pursuant to the Private Securities Litigation Reform Act of 1995

This press release may include statements which look to the future. These can include remarks about Suffolk Bancorp, the banking industry, and the economy in general. These remarks are based on current plans and expectations. They are subject, however, to a variety of uncertainties that could cause future results to vary materially from Suffolk’s historical performance, or from current expectations. Factors affecting Suffolk Bancorp include particularly, but are not limited to: changes in interest rates; increases or decreases in retail and commercial economic activity in Suffolk’s market area; variations in the ability and propensity of consumers and businesses to borrow, repay, or deposit money, or to use other banking and financial services; and changes in government regulations.

PRESS RELEASE
July 17, 2006

STATISTICAL SUMMARY

(unaudited, in thousands of dollars except for share and per share data)

	2nd Q 2006	2nd Q 2005	Change	6 Mos. 2006	6 Mos. 2005	Change
EARNINGS
Earnings-Per-Share - Basic	$0.55	$0.50	10.0%	$1.05	$0.98	7.1%
Cash Dividends-Per-Share	0.22	0.20	10.0%	0.44	0.39	12.8%
Net Income	5,639	5,325	5.9%	10,863	10,457	3.9%
Net Interest Income	16,669	15,902	4.8%	32,824	31,396	4.5%

AVERAGE BALANCES
Average Assets	$1,425,001	$1,390,939	2.4%	$1,420,034	$1,383,821	2.6%
Average Net Loans	913,213	859,067	6.3%	903,405	844,283	7.0%
Average Investment Securities	412,533	431,714	(4.4)%	413,504	436,112	(5.2)%
Average Interest-Earning Assets	1,328,358	1,296,205	2.5%	1,318,528	1,284,011	2.7%
Average Deposits	1,154,180	1,205,108	(4.2)%	1,145,167	1,197,477	(4.4)%
Average Borrowings	156,779	76,159	105.9%	154,532	65,680	135.3%
Average Interest -Bearing Liabilities	878,998	864,303	1.7%	878,155	857,227	2.4%
Average Equity	98,369	99,365	(1.0)%	98,772	100,712	(1.9)%

RATIOS
Return on Average Equity	22.93%	21.44%	6.9%	22.00%	20.77%	5.9%
Return on Average Assets	1.58%	1.53%	3.3%	1.53%	1.51%	1.3%
Average Equity/Assets	6.90%	7.14%	(3.4)%	6.96%	7.28%	(4.4)%
Net Interest Margin (FTE)	5.15%	4.98%	3.4%	5.10%	4.96%	2.8%
Efficiency Ratio	51.76%	51.46%	0.6%	52.46%	51.78%	1.3%
Tier 1 Leverage Ratio June 30	7.35%	7.22%	1.8%
Tier 1 Risk-based Capital Ratio June 30	9.57%	10.01%	(4.4)%
Total Risk-based Capital Ratio June 30	10.22%	10.90%	(6.2)%

ASSET QUALITY during period:
Net Charge-offs (Recoveries)	$3,366	$(70)	4,908.6%	$3,344	$(2)	167,300.0%
Net Charge-offs/Average Net Loans (annual)	1.47%	(0.03)%	5,000.0%	0.74%	(0.0005)%	148,100.0%
at end of period:
Non-accrual & Restructured Loans	$608	$4,831	(87.4)%
Foreclosed Real Estate (“OREO”)	—	—	0.0%
Total Non-performing Assets	608	4,831	(87.4)%
Allowance/Non-performing Assets	1,165.13%	183.96%	533.4%
Allowance/Loans, Net of Discount	0.77%	1.01%	(23.8)%
Net Loans/Deposits	77.25%	69.14%	11.7%

EQUITY
Shares Outstanding	10,251,106	10,552,571	(2.9)%
Common Equity	$100,032	$102,593	(2.5)%
Book Value Per Common Share	9.76	9.72	0.4%
Tangible Common Equity	99,218	101,779	(2.5)%
Tangible Book Value Per Common Share	9.68	9.64	0.4%

LOAN DISTRIBUTION at end of period:
Commercial, Financial & Agricultural Loans	$201,398	$180,126	11.8%
Commercial Real Estate Mortgages	309,778	291,326	6.3%
Real Estate - Construction Loans	72,083	62,976	14.5%
Residential Mortgages (1st and 2nd Liens)	138,465	123,389	12.2%
Home Equity Loans	79,774	80,939	(1.4)%
Consumer Loans	117,588	141,698	(17.0)%
Other Loans	536	563	(4.8)%

Total Loans (Net of Unearned Discounts)	$919,622	$881,017	4.4%

PRESS RELEASE
July 17, 2006

CONSOLIDATED STATEMENTS OF CONDITION

(unaudited, in thousands of dollars except for share and per share data)

	June 30,
	2006	2005	Change
ASSETS
Cash & Due From Banks	$59,285	$48,060	23.4%
Federal Funds Sold	5,000	21,100	(76.3)%
Investment Securities:
Available for Sale, at Fair Value	395,826	416,593	(5.0)%
Obligations of States & Political Subdivisions	10,168	10,443	(2.6)%
Federal Reserve Bank Stock	638	638	0.0%
Federal Home Loan Bank Stock	5,497	1,930	184.8%
Corporate Bonds & Other Securities	100	100	0.0%

Total Investment Securities	412,229	429,704	(4.1)%

Total Loans	919,622	881,017	4.4%
Allowance for Loan Losses	7,084	8,887	(20.3)%

Net Loans	912,538	872,130	4.6%

Premises & Equipment, Net	22,364	22,765	(1.8)%
Accrued Interest Receivable, Net	7,173	6,276	14.3%
Excess of Cost Over Fair Value of Net Assets Acquired	814	814	0.0%
Other Assets	23,677	19,292	22.7%

TOTAL ASSETS	$1,443,080	$1,420,141	1.6%

LIABILITIES & STOCKHOLDERS’ EQUITY
Demand Deposits	$436,508	$445,252	(2.0)%
Saving, N.O.W. & Money Market Deposits	490,566	588,086	(16.6)%
Time Certificates of $100,000 or More	45,603	24,910	83.1%
Other Time Deposits	208,611	203,194	2.7%

Total Deposits	1,181,288	1,261,442	(6.4)%

Federal Home Loan Bank Borrowings	90,350	—	100.0%
Repurchase Agreements	52,835	37,355	41.4%
Dividend Payable on Common Stock	2,260	2,117	6.8%
Accrued Interest Payable	1,827	1,088	67.9%
Other Liabilities	14,488	15,546	(6.8)%

TOTAL LIABILITIES	1,343,048	1,317,548	1.9%

STOCKHOLDERS’ EQUITY
Common Stock (par value $2.50; 15,000,000 shares authorized; 10,251,106 and 10,552,571 shares outstanding at June 30, 2006 and 2005, respectively)	33,884	33,884	0.0%
Surplus	19,494	19,439	0.3%
Treasury Stock at Par (3,302,630 and 3,001,165 shares, respectively)	(8,256)	(7,502)	10.1%
Retained Earnings	60,446	55,520	8.9%

	105,568	101,341	4.2%

Accumulated Other Comprehensive (Loss) Income, Net of Tax	(5,536)	1,252	(542.2)%

TOTAL STOCKHOLDERS’ EQUITY	100,032	102,593	(2.5)%

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$1,443,080	$1,420,141	1.6%

PRESS RELEASE
July 17, 2006

CONSOLIDATED STATEMENTS OF INCOME

(unaudited, in thousands of dollars except for share and per share data)

	For the 3 Months Ended			For the Year to Date
	6/30/06	6/30/05	Change	2006	2005	Change
INTEREST INCOME
Federal Funds Sold	$33	$41	(19.5)%	$41	$51	(19.6)%
United States Treasury Securities	96	96	0.0%	191	192	(0.5)%
Obligations of States & Political Subdivisions	931	495	88.1%	1,760	904	94.7%
Mortgage-Backed Securities	1,935	2,579	(25.0)%	3,965	5,236	(24.3)%
U.S. Government Agency Obligations	1,222	1,222	0.0%	2,444	2,445	(0.0)%
Corporate Bonds & Other Securities	77	44	75.0%	171	75	128.0%
Loans	17,523	14,176	23.6%	33,784	27,558	22.6%

Total Interest Income	21,817	18,653	17.0%	42,356	36,461	16.2%

INTEREST EXPENSE
Saving, N.O.W. & Money Market Deposits	1,266	867	46.0%	2,313	1,689	36.9%
Time Certificates of $100,000 or more	265	131	102.3%	462	248	86.3%
Other Time Deposits	1,645	1,164	41.3%	3,099	2,177	42.4%
Federal Funds Purchased and Repurchase Agreement	844	387	118.1%	1,506	489	208.0%
Interest on Other Borrowings	1,128	202	458.4%	2,152	462	365.8%

Total Interest Expense	5,148	2,751	87.1%	9,532	5,065	88.2%

Net-interest Income	16,669	15,902	4.8%	32,824	31,396	4.5%
Provision for Loan Losses	300	375	(20.0)%	600	675	(11.1)%

Net-interest Income After Provision	16,369	15,527	5.4%	32,224	30,721	4.9%

OTHER INCOME
Service Charges on Deposit Accounts	1,456	1,412	3.1%	2,854	2,770	3.0%
Other Service Charges, Commissions & Fees	768	669	14.8%	1,334	1,228	8.6%
Fiduciary Fees	340	277	22.7%	632	561	12.7%
Other Operating Income	155	131	18.3%	285	268	6.3%

Total Other Income	2,719	2,489	9.2%	5,105	4,827	5.8%

OTHER EXPENSE
Salaries & Employee Benefits	5,842	5,555	5.2%	11,900	11,079	7.4%
Net Occupancy Expense	974	849	14.7%	2,006	1,868	7.4%
Equipment Expense	519	540	(3.9)%	1,023	1,099	(6.9)%
Other Operating Expense	2,701	2,520	7.2%	4,967	4,711	5.4%

Total Other Expense	10,036	9,464	6.0%	19,896	18,757	6.1%

Income Before Provision for Income Taxes	9,052	8,552	5.8%	17,433	16,791	3.8%
Provision for Income Taxes	3,413	3,227	5.8%	6,570	6,334	3.7%

NET INCOME	$5,639	$5,325	5.9%	$10,863	$10,457	3.9%

Average: Common Shares Outstanding	10,297,824	10,616,833	(3.0)%	10,326,529	10,690,085	(3.4)%
Dilutive Stock Options	23,817	25,101	(5.1)%	29,505	28,952	1.9%

Average Total	10,321,641	10,641,934	(3.0)%	10,356,034	10,719,037	(3.4)%

EARNINGS PER COMMON SHARE Basic	$0.55	$0.50	10.0%	$1.05	$0.98	7.1%
Diluted	$0.55	$0.50	10.0%	$1.05	$0.98	7.1%